EXHIBIT 4.1


        WARRANT TO PURCHASE COMMON STOCK VOID AFTER 5:00 P.M.,
             HOUSTON, TEXAS TIME, ON THE EXPIRATION DATE
                         (AS DEFINED BELOW)

                      HONDO OIL & GAS COMPANY


No. 1                                         29,808 Warrants


          This certifies that, for value received, Phillips Petroleum Company (the "Holder"), is entitled to purchase from Hondo Oil &
Gas Company, a Delaware corporation (the "Company"), until 5:00
P.M., Houston, Texas time, on  the earlier of (i) December 31,
1999, and (ii) the date upon which the Holder no longer is the registered owner of any of the 178,848 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company evidenced by Certificate No. ____ (or any certificate or certificates registered in the name of Holder and representing all or some of such shares of Common Stock) (the "Expiration Date"), at the purchase price of $1.00 per share (the "Exercise Price"), a number of shares of Common Stock that is equal to the number of Warrants set forth above. The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share are subject to adjustment from time to time as set forth below.

          Section 1. Exercise of Warrants. The Warrants evidenced hereby may be exercised in whole or in part at any time after the date the average of the Trading Price (as defined in Section 3(d) hereof) of the Common Stock for 20 consecutive Trading Days (as defined in Section 3(d) hereof) is less than $5.415 per share and prior to 5:00 P.M. Houston, Texas time, on the Expiration Date.
The Warrants evidenced hereby may be exercised by presentation of this Warrant with the Purchase Form at the end of this Warrant duly executed and simultaneous payment of the Exercise Price at the office of the Company in the City of Houston, Texas. Payment of such price shall be made at the option of the Holder hereof by certified or cashier's check. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any such fraction upon the exercise of this Warrant.

          Upon any partial exercise of this Warrant Certificate, there shall be countersigned and issued to the Holder hereof a new
Warrant in respect of the shares as to which this Warrant shall not have been exercised.

          Section 2.  Transferability and Exchange.

          (a) This Warrant shall be transferable only in the books of the Company maintained at the executive offices of the Company upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or legal representative, or accompanied by proper evidence of succession, assignment or authority to transfer, which endorsement shall be guaranteed by a bank or trust company located in the United States or a broker or dealer that is a member of a national securities exchange. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Company in its discretion. Upon any registration of transfer, the Company shall countersign and deliver a new Warrant to the person entitled thereto.

          (b) This Warrant may be exchanged for another Warrant or Warrants entitling the Holder thereof to purchase a like aggregate number of shares as this Warrant then entitles such Holder to purchase. Any Holder desiring to exchange this Warrant shall make such request in writing delivered to the Company, and shall surrender, properly endorsed in the manner described in subsection (a) above, this Warrant. Thereupon, the Company shall countersign and deliver to the person entitled thereto a new Warrant or Warrants, as the case may be, as so requested.

          Section 3. Adjustments. From and after the date hereof, the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

          (a) Stock Dividends, Splits, etc. In case the Company shall at any time after the date hereof (i) pay a dividend or make a distribution on its Common Stock which is paid or made
      (A) in Common Stock or other shares of the Company's capital stock or (B) in rights to purchase Common Stock or other securities of the Company if such rights are not initially separable from the Common Stock at the time of issuance, (ii) subdivide its outstanding Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock other securities of the Company, then, in any such event the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder of this Warrant shall be entitled to receive upon exercise of this Warrant the kind and number of shares of the Company and rights to purchase Common Stock or other securities of the Company (or, in the event of the redemption of any such rights, any cash paid in respect of such redemption) that such Holder would have owned or have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the opening of business on the next business day following the record date in the case of dividends or other distributions and shall become effective immediately after the opening of business on the next business day following the effective date in the case of a subdivision or combination.

          (b) Distribution of Rights or Warrants. In case the Company shall at any time after the date hereof issue rights or warrants to the holders of Common Stock as such entitling them (for a period expiring within 60 days after the record date for the determination of stockholders entitled to receive the same) to subscribe for or purchase Common Stock at a price per share less than the current market price per share (as defined in paragraph
      (d) below) on such record date, then, in each such case the number of shares of Common Stock thereafter purchasable upon the exercise of this Warrant shall be determined by multiplying the number of shares of Common Stock theretofore purchasable upon exercise of this Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares of Common
      Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at such current market price. For the purposes of this paragraph (b), the issuance of rights or warrants to subscribe for or purchase securities convertible into Common Stock shall be deemed to be the issuance of rights or warrants to purchase the Common Stock into which such securities are convertible at an aggregate offering price equal to the aggregate offering price of such securities plus the minimum aggregate amount (if any) payable upon conversion of such securities into Common Stock. Any adjustment pursuant to this paragraph (b) shall be made whenever any such rights or warrants are issued, but shall also become effective retroactively, if this Warrant is exercised between the record date for the determination of stockholders entitled to receive such rights or warrants and the date such rights or warrants are issued. For purposes of this paragraph (b) and paragraph (c) below, the granting of the right to purchase shares of Common Stock (whether from treasury shares or otherwise) pursuant to any dividend or interest reinvestment plan and/or Common Stock purchase plan providing for the reinvestment of dividends or interest payable on securities of the Company and/or the investment of periodic optional payments, in any such case at a price per share of not less than 85% of the current market price per share (determined as provided in such plans) of the Common Stock, shall not be deemed to constitute an issue of rights or warrants by the Company within the meaning of this paragraph (b) or paragraph (c) below.

          (c) Distributions of Assets. In case the Company shall at any time after the date hereof distribute to all holders of its Common Stock evidences of indebtedness of the Company (or any other entity) or assets of the Company (or any other entity) (excluding cash dividends or distributions out of retained earnings) or rights or warrants to subscribe for securities of the Company (excluding those referred to in paragraph (a) and paragraph (b) above), then in each case the Exercise Price shall be adjusted to a price determined by multiplying the Exercise Price in effect immediately prior to such distribution by a fraction, of which the numerator shall be the then current market price per share of Common Stock (as defined in paragraph
      (d) below) on the record date for determination of stockholders entitled to receive such distribution, less the then fair value (as reasonably determined in good faith by the Board of Directors of the Company, such determination being conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, and of which the denominator shall be such market price per share of Common Stock; provided, however, that if the then current market price per share of Common Stock on the record date for determination of stockholders entitled to receive such distribution is less than the then fair value of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants which are applicable to one share of Common Stock, the foregoing adjustment of the Exercise Price shall not be made and in lieu thereof the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such distribution shall be adjusted so that the Holder of this Warrant shall be entitled to receive upon exercise of this Warrant the kind and number of assets, evidences of indebtedness, subscription rights and warrants (or, in the event of the redemption of any such evidences of indebtedness, subscription rights and warrants, any cash paid in respect of such redemption) that such Holder would have owned or have been entitled to receive after the happening of such distribution had this Warrant been exercised immediately prior to the record date for such distribution. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution. Upon each adjustment of the Exercise Price pursuant to this paragraph (c), each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by (i) multiplying the number of shares of Common Stock purchasable upon exercise of this Warrant immediately prior to such adjustment of the number of shares of Common Stock by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (B) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment to the Exercise Price.

          (d) Computation of Market Price. For the purpose of any computation under paragraphs (b) and (c) of this Section 3, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily Trading Price per share for the 30 consecutive Trading Days commencing 45 Trading Days before the date in question.

                   "Trading Price" on any specified date shall mean (i) if the Common Stock is listed or admitted to trade on a securities exchange, the closing price of the Common Stock, regular way, on such day, on the principal securities exchange on which the stock is so listed or admitted to trade, or, if there is no such reported sale on such date, the average closing bid and asked prices on such day, or (if none) then the closing price of the stock or (if none) such average, as reported on the next preceding date on which there was such reported activity in such shares (such date or earlier date being hereinafter referred to as the "applicable trading date"); (ii) if the Common Stock is not listed or admitted to trade on a securities exchange, the last reported sales price for the Common Stock or (if none) the average of the last reported bid and asked prices on the applicable trading date, as reported by the principal reputable quotation system available to the Board of Directors; (iii) if the Common Stock is not listed or admitted to trade on a securities exchange and no such reported closing sale price or closing bid and asked prices are available, the average of the reported high bid and low asked price for the stock on the applicable trading date, as reported by a reputable quotation source designated by the Board of Directors; or (iv) if the Common Stock is not listed or admitted to trade on a securities exchange, trading is not so reported, and bid and asked prices are not available on a reasonably current basis, the value as established by the Board of Directors in good faith at such time.

                   The term "Trading Day" shall mean a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the City of New York are not authorized or obligated by law or executive order to close or, if the Common Stock is listed or admitted to trading on a national securities exchange, a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

          (e) Minimum Adjustment. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one per cent (1%) in the number of shares of Common Stock purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this paragraph
      (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (f) Exercise Price Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price per share of Common Stock payable upon exercise of this Warrant shall be adjusted (to the nearest cent) by multiplying such Exercise
      Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common
      Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter; provided, however, that if, as a result of an adjustment of the shares of Common Stock purchasable upon the exercise of this Warrant, the Holder of this Warrant shall be entitled upon exercise to receive shares of two or more classes of capital stock or Common Stock of the Company and other capital stock of the Company, the Board of Directors shall determine in good faith the allocation of the Exercise Price between or among shares of such classes of capital stock or Common Stock and other capital stock. Notwithstanding anything in this Warrant to the contrary, if the Exercise Price in effect on the date of exercise of this Warrant is less than the par value of a share of Common Stock, the price per share at which shares of Common Stock may be purchased upon the exercise of this Warrant shall be the par value of a share of Common Stock.

          (g) Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder notice of such adjustment or adjustments and a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth (i) the number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment,
      (ii) a brief statement of the facts requiring such adjustment and (iii) the computation by which such adjustment was made.

          (h)  Definition of Common Stock.  For the purpose of this
      Section 3, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Warrant or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holder shall become entitled to purchase any securities of the Company other than Common Stock, thereafter the number of such other securities so purchasable upon exercise of this Warrant and the Exercise Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 3 and the provisions of Sections 4 and 5, inclusive, with respect to such shares, shall apply on like terms to any such other securities.

          (i) Readjustment of Exercise Price and Number of Shares. If, upon the expiration of any rights or warrants with respect to which there shall have been an adjustment of the number of shares of Common Stock purchasable upon the exercise of this Warrant or of the Exercise Price, any of such rights or warrants shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the only shares of Common Stock so issued were the shares of Common Stock, if any actually issued or sold upon the exercise of such rights or warrants and
      (B) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights or warrants whether or not exercised; provided, that no such readjustment shall have the effect of increasing the Exercise Price or reducing the number of shares of Common Stock purchasable upon exercise of this Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights or warrants.

          Section 4. No Adjustment for Dividends. Except as provided in Section 3, no adjustment in respect of any dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

          Section 5. Adjustment of Exercise Price upon Merger, Consolidation, etc. In case the Company shall consolidate or merge with or into any other corporation (other than a consolidation or merger in which the Company is the surviving corporation and each share of Common Stock outstanding immediately prior to such consolidation or merger is to remain outstanding immediately after such consolidation or merger) or shall sell or transfer all or substantially all of its assets to any corporation, the Company or such successor or purchasing corporation, as the case may be (collectively, the "acquiring corporation"), shall execute an agreement that the Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and other securities, cash and other property that the Holder would have owned or have been entitled to receive after the happening of such consolidation, merger or sale had this Warrant been exercised immediately prior to such action, including, without limitation, any and all distributions in respect thereof from the date of such action to the date of such exercise (assuming that the Holder, as a holder of Common Stock prior to such action, would not have exercised any rights of election as a holder of Common Stock as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger or sale; provided, that if the kind or amount of securities, cash or other property receivable upon such consolidation, merger or sale is not the same for each non-electing share of Common Stock, then the kind and amount of securities, cash or other property receivable shall be deemed to be the kind and amount so receivable by a plurality of the non-electing shares). In addition to any adjustments required by this Section 5, such agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Sections 3 and 4. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the acquiring corporation (if other than the Company) resulting from such consolidation or merger or the acquiring corporation purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive and the other obligations of the Company under this Warrant. The provisions of this Section 5 shall similarly apply to successive consolidations, mergers, sales or conveyances.

          Section 6. Fractional Warrant Shares. The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. If any fraction of a share of Common
Stock would, except for the provisions of this Section 6, be issuable on the exercise of the Warrant (or specified portion thereof), the Company shall pay an amount by check equal to the current market price per share of common stock (as defined in Section 3(d) above) multiplied by such fraction.

          Section 7. No Rights as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

          Section 8. Notices. Any notice pursuant to this Warrant by the Holder to the Company shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested, to Hondo Oil & Gas Company, 10375
Richmond Avenue, Suite 900, Houston, Texas 77042 Attention:
Secretary. Any notice pursuant to this Warrant by the Company to the Holder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested, to the Holder at Phillips Petroleum Company, P.O. Box
1967, Houston, Texas 77251-1967, Attention:  J.M. McKee.

          Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

          Section 9. Applicable Law. This Warrant shall be deemed to be a contract made under the laws of the State of Texas and for all purposes shall be construed in accordance with the laws of said
State.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers and the corporate seal hereunto affixed.


Dated:


                                   HONDO OIL & GAS COMPANY


                                   By:  ___________________________
                                   Title:


ATTEST: _______________________
Title:

                          HONDO OIL & GAS COMPANY

                               PURCHASE FORM

          The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ____ shares of Common Stock, provided for therein, and requests that certificates for such shares of Common Stock be issued in the name of:

      Name:__________________________________________________

      Address:_______________________________________________

      Social Security or Taxpayer's
      Identification Number:_________________________________

and, if said number of shares of Common Stock shall not be all the Common Stock purchasable thereunder, that a new Warrant for the balance remaining of the Common Stock purchasable under the within Warrant be registered in the name of the undersigned Warrantholder.



Dated: __________________

                              Signature: _________________________



                              NOTICE:  The above signature must
                                       correspond with the name as
                                       written upon the face of this
                                       Warrant in every particular,
                                       without alteration or
                                       enlargement or any change
                                       whatever, unless this Warrant
                                       has been assigned.

                            ASSIGNMENT

                      (To be signed only upon
                       assignment of Warrant)


          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________
                      (Name of Assignee)

      ____________________________________________________________

      ____________________________________________________________

      ____________________________________________________________

      (Social Security or other Taxpayer Identification Number of
      Assignee)

the within Warrant, hereby irrevocably constituting and appointing _____________________________________________ Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.
      DATED: ________________

                                     ______________________________
                                     Signature of Registered Holder


Signature Guaranteed:

                                     NOTICE:  The signature on this
                                              assignment must correspond
                                              with the name as it appears
                                              upon the face of the within
                                              Warrant in every particular,
                                              without alteration or
                                              enlargement or
                                              any change whatever.